SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2003

THE SPORTS AUTHORITY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13426	36-3511120
(Commission File Number)	(I.R.S. Employer Identification No.)

3383 North State Road 7, Ft. Lauderdale, FL	33319
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (954) 735-1701

N.A.

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press release dated May 23, 2003 for The Sports Authority, Inc. announcing its financial and operating results for the quarter ended May 3, 2003.

99.2	Press release dated May 23, 2003 for The Sports Authority, Inc. issuing guidance for the second quarter of 2003 and re-affirming full year guidance.

Item 9. Regulation FD Disclosure (Information Furnished Pursuant to Item 12. “Disclosure of Results of Operations and Financial Condition”).

In a press release dated May 23, 2003, which is attached as Exhibit 99.1 and incorporated herein by reference, the Company announced its financial results for the quarter ended May 3, 2003. In a separate release also dated May 23, 2003 and attached as Exhibit 99.2, the Company issued guidance with respect to expected financial results for the second quarter of 2003 and re-affirmed its earlier guidance with respect to full year financial results for 2003.

In accordance with the procedural guidance in Securities and Exchange Release No. 33-8216, the information in this Form 8-K and the exhibits attached hereto is being furnished under “Item 9. Regulation FD Disclosure” rather than under “Item 12. Disclosure of Results of Operations and Financial Condition.” The information in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be incorporated by reference into any filing of The Sports Authority, Inc. under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information–

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company’s press release attached as Exhibit 99.1 includes non-GAAP measures of earnings and earnings per share (“EPS”) amounts to present results of operations before non-routine items and the EPS impact of such items. Additionally, earnings and EPS amounts for the comparable period of the prior year include a pro forma presentation to show the impact of tax-effecting such earnings at the Company’s current effective tax rate.

Management utilizes these measures internally to evaluate the Company’s operating performance, and believes such measurements provide a consistent and comparable basis for investors to evaluate the Company’s financial performance year over year. The non-GAAP measures have been reconciled to the GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. The Company urges investors to carefully review the GAAP financial information included in the Company’s 2002 Annual Report on Form 10-K and quarterly earnings release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTS AUTHORITY, INC.

Date:	May 23, 2003	By:	/s/ George R. Mihalko
George R. Mihalko Vice Chairman and Chief Administrative Officer

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INDEX TO EXHIBITS

Exhibit

99.1	Press release dated May 23, 2003 announcing first quarter 2003 results.
99.2	Press release dated May 23, 2003 issuing second quarter 2003 guidance and re-affirming full year guidance.

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